Exhibit 99.1

Anika Therapeutics Announces Date of Fourth-Quarter and Year-End 2010 Financial Results Conference Call and Provides Regulatory Timing Update

Revises Anticipated Timeline for Pending U.S. Product Approvals and Clearances and Final FDA Approval of Bedford Manufacturing Facility

BEDFORD, Mass.--(BUSINESS WIRE)--February 14, 2011--Anika Therapeutics, Inc. (Nasdaq: ANIK) today announced that it plans to issue its fourth-quarter and year-end 2010 financial results after the close of the market on Wednesday, March 9, 2011. The Company plans to hold a conference call the next day, Thursday, March 10, at 9:00 a.m. ET to discuss its financial results, business highlights and outlook. The Company will also answer questions concerning business and financial developments and trends, and other business and financial matters affecting the Company, some of the responses to which may contain information that has not been previously disclosed.

In addition, the Company announced a Regulatory timing update.

MONOVISC®: After extended dialogue with the FDA, and disappointment in the speed of the FDA’s process, the Company recently requested review of MONOVISC through the Orthopedic Advisory Panel. The Company has not yet received a date for an Advisory Panel meeting, but continues to believe that MONOVISC should receive FDA approval.

Bedford Facility Manufacturing Approval: As previously disclosed, the Company is in the process of moving the manufacturing of its products from its Woburn, Massachusetts, facility to its Bedford, Massachusetts, facility. The Company received FDA approval to manufacture its terminally sterilized product, ELEVESS™, in its Bedford facility in November 2010. The Company has certain critical equipment used to manufacture its ophthalmic and orthopedic products which cannot be duplicated due to timing and expense factors. The Company believed that it had an agreement with the FDA to move that equipment, validate its use in Bedford and then briefly return it to service in Woburn, and have the validation data and reports reviewed as part of a final inspection of the Bedford facility, scheduled in December 2010. That final inspection did not occur and will not occur now until the equipment is permanently installed in Bedford. In order to fill product orders and build sufficient safety stock to accommodate any further approval delays, manufacturing of the ophthalmic and orthopedic products will continue in Woburn into June 2011. During this period, expenses will be managed in Bedford to minimize the impact of operating duplicate facilities.

510(k) Submissions: As previously disclosed, the Company filed three 510(k) premarket notifications for Anika Therapeutics S.r.l. products in October 2010, originally anticipating clearance by the end of 2010 for one of the products and clearance for the other two products in the first quarter of 2011. Although there has been delay in the FDA’s review process, the Company still believes that all of the products should receive clearance as submitted. Given the delay, however, the Company is unable to predict the timing of receipt of these clearances.

To listen to the financial results conference call, dial 866-202-4367 (international callers dial 617-213-8845) and use the passcode 69151063. Please call approximately 10 minutes before the starting time and reference Anika Therapeutics. In addition, the conference call will be available to interested parties through a live audio webcast in the "Investor Relations" section of the Company’s website, www.anikatherapeutics.com. An accompanying slideshow presentation also can be accessed via the Company’s website. The call will be archived and accessible on the same website shortly after the conclusion of the call.

The webcast also is being distributed through the Thomson StreetEvents Network. Individual investors can listen to the call at www.earnings.com, Thomson's individual investor portal, powered by StreetEvents. Institutional investors can access the call via Thomson StreetEvents (www.streetevents.com), a password-protected event management site.

About Anika Therapeutics, Inc.

Headquartered in Bedford, Mass., Anika Therapeutics, Inc. develops, manufactures and commercializes therapeutic products for tissue protection, healing, repair and regeneration. These products are based on hyaluronic acid (HA), a naturally occurring, biocompatible polymer found throughout the body. Anika’s products range from orthopedic/joint health solutions led by ORTHOVISC®, a treatment for osteoarthritis of the knee; to surgical aids in the ophthalmic and anti-adhesion fields. The Company also offers aesthetic dermal fillers for the correction of facial wrinkles. Anika’s Italian subsidiary, Anika Therapeutics S.r.l., provides complementary HA products in orthopedic/joint health and anti-adhesion, as well as therapeutics in new areas such as advanced wound treatment and ear, nose and throat care. FAB’s regenerative tissue technology advances Anika’s vision to offer therapeutic products that go beyond pain relief to protect and restore damaged tissue.

The statements made in this press release which are not statements of historical fact are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements that may be identified by words such as “expect,” “remains,” “focus,” “prospective,” “expanding,” “building,” “continue,” “progress,” “plan,” “efforts,” “hope,” “believe,” “objectives,” “opportunities,” “will,” “seek,” “anticipate” and other expressions which are predictions of or indicate future events and trends do not constitute historical matters and identify forward-looking statements. These statements also include those relating to: (i) the potential success of the Orthopedic Advisory Panel regulatory pathway we are taking for MONOVISC and the likelihood, timing and impact of, and requirements and reasons for, FDA approval of this product, if at all; (ii) the timing of the reinstallation of certain critical equipment in our Bedford, Massachusetts manufacturing facility and our expectations regarding the amount and impact of the increased expenses associated with operating duplicate facilities in both Woburn, Massachusetts and Bedford, Massachusetts; (iii) the consolidation of Anika’s manufacturing operations in Bedford, Massachusetts, and our expectations regarding the likelihood, timing and impact of, and requirements for, the FDA’s inspection and subsequent approval of this facility, if at all; (iv) the likelihood, amount and impact of, or reasons for, any increased expenses associated with delays in receipt of FDA approval of MONOVISC or our Bedford, Massachusetts manufacturing facility; and (v) the likelihood, timing and impact of, and reasons for, clearance of our 510(k) premarket notifications submitted with the FDA for Anika Therapeutics S.r.l. products (Hyalofast, Hyaloglide and Hyalonect), and the potential expenses associated with obtaining clearance of these products, if at all. These statements are based upon our current beliefs and expectations and are subject to significant risks, uncertainties and other factors. Our actual results could differ materially from any anticipated future results, performance or achievements described in the forward-looking statements as a result of a number of factors including: (i) our ability to obtain panel review of MONOVISC through the Orthopedic Advisory Panel and the timing and results of such review; (ii) our ability to timely file and receive FDA or other regulatory approvals or clearances of our products (including MONOVISC, Hyalofast, Hyaloglide and Hyalonect) and our Bedford, Massachusetts manufacturing facility, or that such approvals or clearances will not be obtained in a timely manner or without the need for additional clinical trials, other testing or regulatory submissions, as applicable; (ii) our ability to efficiently reinstall certain critical equipment in a timely fashion in our Bedford, Massachusetts manufacturing facility to the satisfaction of the FDA; and (iii) our ability to minimize the impact of operating duplicate facilities in Woburn, Massachusetts and Bedford, Massachusetts. Any delay in receiving any regulatory approvals or clearances may adversely affect our competitive position, which may have a material adverse effect on our business and operations. Certain other factors that might cause our actual results to differ materially from those in the forward-looking statements include those set forth under the headings “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2009, as well as those described in our other press releases and SEC filings.

CONTACT:
Anika Therapeutics, Inc.
Charles H. Sherwood, Ph.D., CEO
Kevin W. Quinlan, CFO
781-457-9000